Exhibit 99.2

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Exhibit 99.2 is attached (the “Report”).

The following selected unaudited pro forma combined balance sheet as of September 30, 2019 combines the unaudited historical consolidated balance sheet of LD Topco, Inc., together with its wholly owned subsidiaries (collectively, the “Company”), as of September 30, 2019 with the unaudited historical balance sheet of Pivotal Acquisition Corp. (“Pivotal”) as of September 30, 2019 after giving effect to the Business Combination as if it had been consummated as of that date.

The following selected unaudited pro forma combined statement of operations for the nine months ended September 30, 2019 combines the unaudited historical consolidated statement of operations of the Company for the nine months ended September 30, 2019 with the unaudited historical statement of operations of Pivotal for the nine months ended September 30, 2019 after giving effect to the Business Combination as if it had occurred as of January 1, 2019.

The following selected unaudited pro forma combined statement of operations for the year ended December 31, 2018 combines the audited historical consolidated statement of operations of the Company for the year ended December 31, 2018 with the audited historical statement of operations of Pivotal for the year ended December 31, 2018 after giving effect to the Business Combination as if it had occurred as of January 1, 2018.

The unaudited pro forma combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

the historical unaudited condensed consolidated financial statements of Pivotal as of and for the nine months ended September 30, 2019, which are included in the Quarterly Report on Form 10-Q filed by Pivotal on November 14, 2019 (the “Q3 10-Q”), and the audited historical consolidated financial statements of Pivotal as of and for the year ended December 31, 2018, which are included in the Proxy Statement/Prospectus beginning on page F-1 and incorporated by reference into the Report; and

•

the historical audited consolidated financial statements of the Company as of and for the nine months ended September 30, 2019, which are included in Exhibit 99.1 of the Report, and the audited historical consolidated financial statements of the Company as of and for the year ended December 31, 2018, which are included in the Proxy Statement/Prospectus beginning on page F-26 and incorporated by reference into the Report.

This unaudited pro forma condensed combined financial information should also be read together with:

•

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Q3 10-Q and relating to the financial condition and results of operations of Pivotal for the nine months ended September 30, 2019;

•

“Other Information Related to Pivotal—Pivotal’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Proxy Statement/Prospectus and relating to the financial condition and results of operations of Pivotal for the year ended December 31, 2018; and

•

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Exhibit 99.3 of the Report and relating to the financial condition and results of operations of the Company for the nine months ended September 30, 2019 and for the year ended December 31, 2018.

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and, as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the combined company following consummation of the Merger. The adjustments presented in the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Merger.

The selected unaudited pro forma combined financial information is for illustrative purposes only and does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The selected unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company following consummation of the Merger. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The Company and Pivotal have not had any historical relationship prior to the Merger except that Evan Morgan was both a director of Pivotal and a special partner at Revolution (“RG”), one of the Company’s shareholders, for a period of time. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to Merger Sub, and accordingly, no adjustments were required with respect to this entity in the selected pro forma combined financial statements.

The selected unaudited pro forma combined financial information has been prepared reflecting that the majority of Pivotal shareholders redeemed their shares of common stock, leaving 359,435 shares outstanding after the exercise of conversion rights.

Selected Unaudited Pro Forma Financial Information

(dollars in thousands except per share amounts)

	The Company	Pivotal	Pro Forma Combined
Statement of Operations Data - Nine Months Ended September 30, 2019
Revenues	$231,527	$—	$231,527
Cost of revenues	$118,937	$—	$118,937
Operating expenses	$111,789	$1,017	$112,056
Income (loss) from operations	$801	$(1,017)	$534
Net (loss) income	$(36,199)	$1,707	$(44,199)
Net loss per common share - basic and diluted	$(9.80)	$(0.11)	$(1.06)
Balance Sheet Data - As of September 30, 2019
Total current assets	$114,010	$596	$150,274
Total assets	$682,856	$233,876	$722,714
Total current liabilities	$74,015	$861	$54,876
Total liabilities	$488,837	$8,911	$534,810
Total stockholders’ equity	$194,019	$5,000	$187,904

	The Company	Pivotal	Pro Forma Combined
Statement of Operations Data - Year Ended December 31, 2018
Revenues	$296,282	$—	$296,282
Cost of revenues	$159,617	$—	$159,617
Operating expenses	$161,525	$1	$160,526
Loss from operations	$(24,860)	$(1)	$(23,861)
Net loss	$(67,739)	$(1)	$(78,520)
Net income (loss) per common share - basic and diluted	$(19.48)	$0.00	$(1.88)

COMPARATIVE PER SHARE DATA

(in thousands, except share and per share data)

	The Company	Pivotal	Pro Forma Combined
Nine Months Ended September 30, 2019
Net (loss) income	$(36,199)	$1,707	$(44,199)
Total stockholders’ equity	$194,019	$5,000	$187,904
Weighted average shares outstanding - basic and diluted.	3,692,830	6,701,184	41,778,017
Basic and diluted net loss per share	$(9.80)	$(0.11)	$(1.06)
Stockholders’ equity per share - basic and diluted	$52.54	$0.75	$4.50

	The Company	Pivotal	Pro Forma Combined
Year Ended December 31, 2018
Net loss	$(67,739)	$(1)	$(78,520)
Total stockholders’ equity	$228,956	$24	$214,410
Weighted average shares outstanding - basic and diluted.	3,477,752	$5,000	41,778,017
Basic and diluted net loss per share	$(19.48)	$(0.00)	$(1.88)
Stockholders’ equity per share - basic and diluted	$65.83	$0.00	$5.13

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

We are providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The following selected unaudited pro forma combined balance sheet as of September 30, 2019 combines the unaudited historical consolidated balance sheet of the Company as of September 30, 2019 with the unaudited historical balance sheet of Pivotal as of September 30, 2019 after giving effect to the Business Combination as if it had been consummated as of that date.

The following unaudited pro forma combined statement of operations for the nine months ended September 30, 2019 combines the audited historical consolidated statement of operations of the Company for the nine months ended September 30, 2019 with the unaudited historical statement of operations of Pivotal for the nine months ended September 30, 2019 after giving effect to the Business Combination as if it had occurred as of January 1, 2019.

The following unaudited pro forma combined statement of operations for the year ended December 31, 2018 combines the audited historical consolidated statement of operations of the Company for the year ended December 31, 2018 with the audited historical statement of operations of Pivotal for the year ended December 31, 2018 after giving effect to the Business Combination as if it had occurred as of January 1, 2018.

The unaudited pro forma combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

the historical unaudited condensed consolidated financial statements of Pivotal as of and for the nine months ended September 30, 2019, which are included in the Q3 10-Q, and the audited historical consolidated financial statements of Pivotal as of and for the year ended December 31, 2018, which are included in the Proxy Statement/Prospectus beginning on page F-1 and incorporated by reference into the Report; and

•

the historical audited consolidated financial statements of the Company as of and for the nine months ended September 30, 2019, which are included in Exhibit 99.1 of the Report, and the audited historical consolidated financial statements of the Company as of and for the year ended December 31, 2018, which are included in the Proxy Statement/Prospectus beginning on page F-26 and incorporated by reference into the Report.

This unaudited pro forma condensed combined financial information should also be read together with:

•

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Q3 10-Q and relating to the financial condition and results of operations of Pivotal for the nine months ended September 30, 2019;

•

“Other Information Related to Pivotal—Pivotal’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Proxy Statement/Prospectus and relating to the financial condition and results of operations of Pivotal for the year ended December 31, 2018; and

•

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Exhibit 99.3 of the Report and relating to the financial condition and results of operations of the Company for the nine months ended September 30, 2019 and for the year ended December 31, 2018.

Description of the Transactions

On May 20, 2019, Pivotal entered into the Merger Agreement with Merger Sub, the Company and, solely in its capacity as representative of the stockholders of the Company, Carlyle Equity Opportunity GP, L.P.

The Company is the owner of the KLDiscovery business, one of the leading eDiscovery providers and the leading data recovery services provider to corporations, law firms, government agencies and individual consumers.

Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger (the “Merger”). As a result, the Company became a wholly owned subsidiary of Pivotal, with the stockholders of the Company becoming securityholders of Pivotal.

Under the Merger Agreement, the stockholders of the Company received an aggregate of 34,800,000 shares of Pivotal common stock. The stockholders of the Company also have the right to receive up to 2,200,000 shares of Pivotal common stock if the reported closing sale price of Pivotal’s common stock equals or exceeds $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations or other similar actions) for any 20 consecutive trading days during the five-year period following the closing of the Business Combination.

In connection with the Business Combination, the Company entered into a series of convertible debentures in an aggregate principal amount of $200 million and includes the issuance to the debenture holders of 2,097,974 shares of Pivotal and 1,764,719 warrants to purchase Pivotal shares for which Pivotal is to receive $1 per warrant.

In connection with the Business Combination, Pivotal Acquisition Holdings LLC, a Delaware limited liability company and an affiliate of certain of Pivotal’s officers and directors (“Pivotal Holdings”), subjected a certain number of its shares of Class B common to an additional lockup that will be released only if the last reported sale price of Pivotal’s common stock equals or exceeds $15.00 for a period of 20 consecutive trading days during the five-year period following the closing of the Business Combination.

The stockholders of the Company receiving shares of Pivotal common stock in connection with the Business Combination are subject to a 12-monthlockup period for all shares of Pivotal common stock held by such persons, which period may be earlier terminated if the reported closing sale price of Pivotal common stock equals or exceeds $12.00 for a period of 20 consecutive trading days during a 30-trading day period commencing at least 150 days after the closing of the Business Combination. This lockup is identical to the lockup previously agreed to by the Pivotal Holdings and other holders of its Class B common stock issued prior to Pivotal’s initial public offering.

Accounting for the Merger

The Merger will be accounted for as a reverse merger in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Under this method of accounting, Pivotal will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on (i) the Company being expected to have the majority interest of the combined company, (ii) the Company being represented on the board of directors of the combined company by up to three members, in addition to the chief executive officer of the Company, (iii) the Company’s senior management comprising the senior management of the combined company and (iv) the Company’s operations comprising the ongoing operations of the combined company. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of the Company issuing stock for the net assets of Pivotal, accompanied by a recapitalization. The net assets of Pivotal will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of the Company.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and, as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the combined company following consummation of the Merger. The adjustments presented in the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Merger.

The unaudited pro forma combined financial information is for illustrative purposes only and does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company following consummation of the Merger. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The Company and Pivotal have not had any historical relationship prior to the Merger except that Evan Morgan was both a director of Pivotal and a special partner at RG, one of the Company’s shareholders, for a period of time.

There is no historical activity with respect to Merger Sub, and accordingly, no adjustments were required with respect to this entity in the pro forma combined financial statements.

The unaudited pro forma combined financial information has been prepared on the basis that the majority of Pivotal shareholders exercised their conversion rights with respect to their public shares upon consummation of the Merger, leaving 359,435 shares outstanding after the exercise of the conversion rights. The unaudited pro forma combined financial information has been prepared on the basis that the Company issued a series of convertible debentures in an aggregate principal amount of $200 million and includes the issuance to the debenture holders of 2,097,974 shares of Pivotal and 1,764,719 warrants to purchase Pivotal shares for which Pivotal is to receive $1 per warrant.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 34,800,000 shares of Pivotal common stock to be issued to the Company’s shareholders, 359,435 Pivotal public shares which were not redeemed, 4,520,608 shares issued to Pivotal Holdings and 2,097,974 shares of Pivotal common stock to be issued to Pivotal’s debenture holders. The warrants were excluded from these calculations as their effect would be anti-dilutive.

As a result of the Business Combination, 359,435 shares are outstanding after the majority of Pivotal shareholders elected to convert their shares for cash, the Company’s stockholders own approximately 83% of the Pivotal shares outstanding immediately after the Business Combination, Pivotal stockholders own approximately 12% of the Pivotal shares and Pivotal debenture holders own approximately 5% of the Pivotal shares, based on the number of Pivotal shares outstanding as of September 30, 2019 (in each case, not giving effect to any shares issuable to them upon exercise of warrants or conversion or purchase rights provided for in the debentures).

PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

(UNAUDITED)

(in thousands)

	The Company (1)	Pivotal (2)	Pro Forma Adjustments	Ref		Pro Forma Balance Sheet
Assets
Current assets
Cash and cash equivalents	$5,610	$477	$(142,000)	(b	)	$41,755
			$(8,050)	(f	)
			$(3,000)	(g	)
			$(6,994)	(i	)
			$200,000	(c	)
			$(6,060)	(j	)
			$1,772	(k	)
Accounts receivable, net	94,688	—				94,688
Prepaid expenses	13,431	119				13,550
Other current assets	281	—				281

Total current assets	114,010	596	35,668			150,274
Marketable securities held in Trust Account	—	233,280	(229,686)	(a	)	3,594
Property and equipment, net	37,990	—				37,990
Intangible assets, net	135,280	—				135,280
Goodwill	393,537	—				393,537
Other assets	2,039	—				2,039

Total assets	$682,856	$233,876	$(194,018)			$722,714

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt, net	$29,108	$—	$(17,000)	(b	)	$12,108
Accounts payable and accrued expenses	41,005	861	(3,000)	(g	)	38,866
Promissory note—related party	—	—				—
Current portion of contingent consideration	292					292
Deferred revenue	3,610	—				3,610

Total current liabilities	74,015	861	(20,000)			54,876
Long-term debt, net	404,016	—	(125,000)	(b	)	469,128
			200,000	(c	)
			10,560	(j	)
			(20,448)	(k	)
Contingent consideration	482	—				482
Deferred tax liabilities	5,855	—				5,855
Other liabilities	4,469	8,050	(8,050)	(f	)	4,469

Total liabilities	488,837	8,911	37,062			534,810

Commitments and Contingencies
Class A Common stock subject to redemption	—	219,965	(219,965)	(a	)	—
Stockholders’ equity
Common stock	37	—	(37)	(d	)	—
Preferred stock	—	—				—
Class A Common stock	—	—	3	(d	)	4
			1	(a	)
Class B Common stock	—	1	(1)	(a	)	—
Additional paid-in capital	375,838	3,293	(9,720)	(a	)	393,322
			34	(d	)
			(2,406)	(e	)
			456	(h	)
			25,827	(k	)
Treasury stock	(2,406)	—	2,406	(e	)	—
Accumulated deficit	(184,153)	1,706	(456)	(h	)	(210,125)
			(6,994)	(i	)
			$(16,620)	(j	)
			$(3,608)	(k	)
Accumulated other comprehensive income	4,703	—				4,703

Total stockholders’ equity	194,019	5,000	(11,115)			187,904

Total liabilities and stockholders’ equity	$682,856	$233,876	$(194,018)			$722,714

Pro Forma Adjustments to the Unaudited Combined Balance Sheet

As of September 30, 2019

The pro forma adjustments included in the unaudited pro forma combined balance sheet as of September 30, 2019 are as follows:

Note	Description

(1)	Derived from the Company’s unaudited condensed consolidated balance sheet as of September 30, 2019.

(2)	Derived from Pivotal’s unaudited condensed balance sheet as of September 30, 2019.

(a)	Reflects the redemption of all but 359,435 outstanding shares of Pivotal common stock in connection with the Business Combination.

(b)	Reflects the repayment of prior existing short-term debt, long-term debt, accrued interest and payment of the related prepayment penalty in connection with the Business Combination.

(c)	Reflects the issuance of new long-term debt in connection with the Business Combination

(d)	Reflects the reclassification of the Company’s outstanding common stock into additional paid in capital in connection with the Business Combination.

(e)	Reflects the reclassification of the Company’s outstanding treasury stock into additional paid in capital in connection with the Business Combination.

(f)	Reflects the payment of deferred underwriting fees in connection with Pivotal’s initial public offering.

(g)	Reflects the payment of accrued management fees to a related party of the Company in connection with the Business Combination.

(h)	Reflects the recapitalization of Pivotal and the elimination of outstanding accumulated deficit to additional paid in capital

(i)	Reflects the payment of estimated fees and expenses related to the Business Combination, including legal, financial advisory, accounting and other professional fees.

(j)	Reflects the recognition of interest (both cash and PIK) on the new long-term debt.

(k)	Reflects the estimate of the Pivotal’s original issue discount (“OID”) charges and cash received on the issuance of the convertible debentures related to the stock and warrant issues to the debenture holders. Also includes the impact of the amortization of the OID charges for the nine month period ended September 30, 2019.

NOTE:	The Company is still assessing the impact of the fair value of any potential conversion features on the new debt issuances. No amounts have been recorded on the pro forma financial statements.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(UNAUDITED)

(in thousands, except share and per share data)

(in thousands, except per share data)	The Company (1)	Pivotal (2)	Pro Forma Adjustments	Ref		Pro Forma Income Statement
Revenues	$231,527	$—	$—			$231,527
Cost of revenues	118,937	—	—			118,937

Gross profit	112,590	—	—			112,590

Operating expenses
General and administrative	41,879	1,017	(750)	(d	)	42,146
Research and development	4,455	—	—			4,455
Sales and marketing	36,212	—	—			36,212
Depreciation and amortization	29,243	—	—			29,243

Total operating expenses	111,789	1,017	(750)			112,056

Income/(loss) from operations	801	(1,017)	750			534
Other expenses
Other expense (income)	122	—	—			122
Interest expense (income)	36,487	(3,280)	3,280	(a	)	44,220
			(12,496)	(b	)
			20,229	(f	)

Loss before income taxes	(35,808)	2,263	(10,263)			(43,808)
Income tax (benefit) provision	391	556	(556)	(c	)	391

Net loss	$(36,199)	$1,707	$(9,707)			$(44,199)

Other comprehensive income (loss), net of tax
Foreign currency translation	(2,293)	—	—			(2,293)

Total other comprehensive income (loss), net of tax	(2,293)	—	—			(2,293)

Comprehensive loss	$(38,492)	$1,707	$(9,707)			$(46,492)

Weighted average shares outstanding, basic and diluted.	3,692,830	6,701,184	35,076,833	(e	)	41,778,017

Basic and diluted net loss per share	$(9.80)	$(0.11)	$(0.95)			$(1.06)

Pro Forma Adjustments to the Unaudited Combined Statement of Operations

For the Nine Months Ended September 30, 2019

The pro forma adjustments included in the unaudited pro forma combined statement of operations for the nine months ended September 30, 2019 are as follows:

Note #	Description

(1)	Derived from the Company’s unaudited condensed consolidated statements of comprehensive loss as of September 30, 2019.

(2)	Derived from Pivotal’s unaudited condensed statements of operations as of September 30, 2019.

(a)	Represents an adjustment to eliminate interest income and unrealized gain on marketable securities held in the trust account as of the beginning of the period.

(b)	Represents an adjustment to eliminate interest expense on the Company’s borrowings under its $125 million term loan (the “Second Lien Facility”) and its revolving credit facility (the “Revolver”) as of the beginning of the period as the Second Lien Facility and Revolver were repaid in connection with the consummation of the Business Combination.

(c)	Represents the tax effect of the pro forma adjustments for elimination of Pivotal’s interest income. Pivotal’s tax provision was solely related to federal taxes on its U.S. earnings. Pivotal’s reported tax provision was eliminated as a pro forma adjustment because, as a combined entity, the Company would have reported a U.S. pre-tax loss. The net operating losses generated prior to the Business Combination will have a utilization limitation on an annual basis pursuant to Sections 382 and 383 of the Internal Revenue Code.

(d)	Represents the elimination of the Company’s related party consulting expenses which will not continue after the consummation of the Business Combination.

(e)

The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Pivotal’s initial public offering occurred on January 1, 2019. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

The following presents the calculation of basic and diluted weighted average common shares outstanding on the basis of the redemption of all Pivotal’s Class A shares of common stock, except for 359,435 shares by existing Pivotal shareholders. The computation of diluted loss per share also excludes (i) the effect of warrants to purchase 1,764,719 shares of Class A common stock and (ii) the conversion or purchase rights provided for in the Debenture, because the inclusion of these securities would be anti-dilutive. The computation also excludes 2,200,000 shares that are contingently issuable to the Company. It includes the 2,097,074 shares issued to the debenture holders.

(f)	Represents an adjustment to record cash and non-cash interest expense on the convertible debentures.

Pro Forma Combined
Weighted average shares calculation, basic and diluted
Pivotal Public Shares	359,435
Pivotal Class B Shares	4,520,608
Pivotal shares issued in Business Combination	34,800,000
Pivotal shares issued to new debtholders	2,097,974

Weighted average shares outstanding	41,778,017

Percent of shares owned by Pivotal shareholders	11.7%
Percent of shares owned by Company shareholders	83.3%
Percent of shares owned by Pivotal debtholders	5.0%

PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2018

(UNAUDITED)

(in thousands, except share and per share data)

	The Company	Pivotal	Pro Forma Adjustments	Ref		Pro Forma Income Statement
Revenues	$296,282	$—				$296,282
Cost of revenues	159,617	—				159,617

Gross profit	136,665	—	—			136,665

Operating expenses
General and administrative	54,633	1	(1,000)	(b	)	53,634
Research and development	7,100	—				7,100
Sales and marketing	58,273	—				58,273
Change in fair value of contingent consideration	—	—				—
Depreciation and amortization	41,519	—				41,519

Total operating expenses	161,525	1	(1,000)			160,526

Loss from operations	(24,860)	(1)	1,000			(23,861)
Other expenses
Other expense	29	—				29
Interest expense	46,591	—	(15,273)	(a	)	58,371
			27,053	(d	)

Loss before income taxes	(71,480)	(1)	(10,780)			(82,261)
Income tax (benefit) provision	(3,741)	—	—			(3,741)

Net loss	$(67,739)	$(1)	$(10,780)			$(78,520)

Other comprehensive income (loss), net of tax
Foreign currency translation	(870)	—				(870)

Total other comprehensive income (loss), net of tax	(870)	—	—			(870)

Comprehensive loss	$(68,609)	$(1)	$(10,780)			$(79,390)

Weighted average shares outstanding, basic and diluted	3,477,752	5,000,000	36,778,017	(c	)	41,778,017

Basic and diluted net loss per share	$(19.48)	$(0.00)	$(1.88)			$(1.88)

Pro Forma Adjustments to the Unaudited Combined Statements of Operations

For the Year Ended December 31, 2018

The pro forma adjustments included in the unaudited pro forma combined statement of operations for the year ended December 31, 2018 are as follows:

Note #	Description

(a)	Represents an adjustment to eliminate interest expense related to the Company’s Second Lien Facility as of the beginning of the period as the Second Lien Facility will be repaid upon consummation of the Business Combination.

(b)	Represents the elimination of related party consulting expenses for the year ended December 31, 2018 which will not continue after the consummation of the Business Combination.

(c)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Pivotal’s initial public offering occurred on January 1, 2018. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period. The following presents the calculation of basic and diluted weighted average common shares outstanding on the basis of the redemption of all Pivotal’s Class A shares of common stock, except for 359,435 shares by existing Pivotal shareholders. The computation of diluted loss per share also excludes (i) the effect of warrants to purchase 1,764,719 shares of Class A common stock and (ii) the conversion or purchase rights provided for in the Debenture, because the inclusion of these securities would be anti-dilutive. The computation also excludes 2,200,000 shares that are contingently issuable to the Company. It includes the 2,097,074 shares issued to the debenture holders.

(d)	Represents an adjustment to record cash and non-cash interest expense on the convertible debentures.

Pro Forma Combined
Weighted average shares calculation, basic and diluted
Pivotal Public Shares	359,435
Pivotal Class B Shares	4,520,608
Pivotal shares issued in Business Combination	34,800,000
Pivotal shares issued to new debtholders	2,097,974

Weighted average shares outstanding	41,778,017

Percent of shares owned by Pivotal shareholders	11.7%
Percent of shares owned by Company shareholders	83.3%
Percent of shares owned by Pivotal debtholders	5.0%